                                                                      Exhibit 12

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends and Ratio of Earnings to Fixed Charges


The Company (Pro Forma):
                                                                      Six months
                                                         Year ended      Ended
                                                          12/31/96      6/30/97
                                                          --------      -------
Earnings:
       Income (loss) from continuing
          operations before taxes                          $5,251       ($2,666)
       Adjusted combined fixed charges
          and preferred stock dividends                    25,654        14,794
                                                          -------      --------
                                                          $30,905       $12,128
                                                          =======      ========

Combined fixed charges and
       preferred stock dividends:
          Interest expense                                $25,435       $14,682
          Interest portion of rent expense                    219           112
          Preferred stock dividend
             requirements                                   4,325         2,468
                                                          -------      --------
                                                          $29,979       $17,262
                                                          =======      ========

Adjusted combined fixed charges
       and preferred stock dividends:
          Fixed charges and
             preferred stock dividends                    $29,979       $17,262
          Preferred stock dividend
             requirements                                  (4,325)       (2,468)
                                                          -------      --------
                                                          $25,654       $14,794
                                                          =======      ========

Ratio of earnings to combined fixed charges
       and preferred stock dividends (1)                     1.03            --

                                                                      Six months
                                                        Year ended       Ended
                                                         12/31/96       6/30/97
                                                         --------       -------
Earnings:
     Income (loss) from continuing
          operations before taxes                         $5,251        ($2,666)

    Fixed charges                                         25,654         14,794
                                                         --------       -------
                                                         $30,905        $12,128
                                                         =======        =======


Fixed charges:
    Interest expense                                     $25,435        $14,682
    Interest portion of rent expense                         219            112
                                                         --------       -------
                                                         $25,654        $14,794
                                                         =======        =======

Ratio of earnings to fixed charges (2)                      1.20             --


National Tobacco:
                                                  Predecessor 2                          Predecessor 1
                                            ---------------------------------------------------------------------------------------
                                                        Period from                                                    Period from
                                            Period from   4/15/92                                         Period from   5/17/96 to
                                             1/1/92 to  (Inception)  Year ended   Year ended  Year ended   1/1/96 to    (inception)
                                              4/15/92    12/31/92     12/31/93     12/31/94    12/31/95     5/17/96      6/30/96
                                            ---------------------------------------------------------------------------------------
Earnings:
       Income (loss) before income
          taxes and cumulative effect of
          change in accounting principle
          and extraordinary loss                 ($45)     $2,301     ($1,465)      $5,812      $2,628      $1,132       $1,247
       Fixed charges                            1,266       5,357       7,134        7,087       7,464       2,565        1,070
                                               ------      ------      ------      -------     -------      ------       ------
                                               $1,221      $7,658      $5,669      $12,899     $10,092      $3,697       $2,317
                                               ======      ======      ======      =======     =======      ======       ======

Fixed charges:
          Interest expense                     $1,198      $5,210      $6,896       $6,834      $7,239      $2,453       $1,035
          Interest portion of rent expense         68         147         238          253         225         112           35
                                               ------      ------      ------      -------     -------      ------       ------
                                               $1,266      $5,357      $7,134       $7,087      $7,464      $2,565       $1,070
                                               ======      ======      ======      =======     =======      ======       ======

Ratio of earnings to fixed charges (3)             --        1.43          --         1.82        1.35        1.44         2.17

National Tobacco:
                                                 NTC Holding, LLC
                                            ------------------------
                                             Period from  Six months
                                               6/30/96       Ended
                                             to 12/31/96    6/30/97
                                            ------------------------
Earnings:
       Income (loss) before income
          taxes and cumulative effect of
          change in accounting principle
          and extraordinary loss               ($864)        ($571)
       Fixed charges                           5,470         5,306
                                              ------        ------
                                              $4,606        $4,735
                                              ======        ======

Fixed charges:
          Interest expense                    $5,363        $5,194
          Interest portion of rent expense       107           112
                                              ------        ------
                                              $5,470        $5,306
                                              ======        ======

Ratio of earnings to fixed charges (3)            --            --



                                                                Six months
                                                               Ended 6/30/97
                                                             -----------------
Earnings:
       Income (loss) before income
          taxes and cumulative effect of
          change in accounting principle
          and extraordinary loss                                         ($571)
       Adjusted combined fixed charges
          and preferred stock dividends                                  5,307
                                                             ------------------
                                                                        $4,736
                                                             ==================

Combined fixed charges and
       preferred stock dividends:
          Interest expense                                              $5,195
          Interest portion of rent expense                                 112
          Preferred stock dividend
             requirements                                                   58
                                                             ------------------
                                                                        $5,365
                                                             ==================

Adjusted combined fixed charges
       and preferred stock dividends:
          Fixed charges and
             preferred stock dividends                                  $5,365
          Preferred stock dividend
             requirements                                                  (58)
                                                             ------------------
                                                                        $5,307
                                                             ==================

Ratio of earnings to combined fixed charges
       and preferred stock dividends (1)                            ---


NAOC:

                                            Period from
                                            (Inception)                        Three months              Three months
                                            3/31/93 to  Year ended  Year ended    Ended      Year ended     Ended
                                             12/31/93    12/31/94    12/31/95    3/31/97      12/31/96     3/31/97
                                             --------    --------    --------    -------      --------     -------
Earnings:
       Income (loss) before income taxes
          and extraordinary loss                $2,032     $13,231     $12,423      $4,170     $14,474      $2,737
       Fixed charges                             3,541       4,493       4,992       1,326       5,001       1,156
                                                ------     -------     -------      ------     -------      ------
                                                $5,573     $17,724     $17,415      $5,496     $19,475      $3,893
                                                ======     =======     =======      ======     =======      ======

Fixed charges:
          Interest expense                      $3,541      $4,471      $4,967      $1,321      $4,976      $1,151
          Interest portion of rent expense           0          22          25           5          25           5
                                                ------      ------      ------      ------      ------      ------
                                                $3,541      $4,493      $4,992      $1,326      $5,001      $1,156
                                                ======      ======      ======      ======      ======      ======


Ratio of earnings to fixed charges                1.57        3.94        3.49        4.14        3.89        3.37


For the purposes of computing the above ratios, interest expense represents all interest expense on borrowings, including the amortization of debt discounts and deferred debt costs. Preferred stock dividend requirements include the dividends payable on the preferred stock plus the accretion necessary to increase the recorded value of the preferred stock to its redemption value, adjusted to represent the pretax earnings necessary to cover such dividend and accretion by dividing the sum of the dividend and accretion by 100% minus the ratio of the provision for income taxes to income before income taxes for the appropriate periods. Interest portion of rent expense represents one-third of rent expense, which is the portion deemed to be representative of the interest portion.

    (1) The Company had pro forma earnings deficiencies which were inadequate to cover combined fixed charges and preferred stock dividends by approximately $5,134 for the six months ended June 30, 1997.

    (2) The Company had pro forma earnings deficiencies which were inadequate to cover fixed charges by approximately $2,666 for the six months ended June 30, 1997.

    (3) The Company had earnings deficiencies which were inadequate to cover fixed charges by approximately $45, $1,465, $864 and $571 for the period from January 1, 1992 to April 15, 1992; the year ended December 31, 1993; the period from 5/17/96 to 6/30/97; and the period from 6/30/96 to 12/31/96, respectively.